Exhibit 99.1

Enjoy Technology Announces Second Quarter and First Half 2021 Financial Results

Accelerating Year-Over-Year Revenue Growth, Sequential Increases in Daily Revenue per Mobile Store and Expansion of Apple Partnership Provide Momentum on Path to Near-Term Profitability

Palo Alto, CA – August 23, 2021 – Enjoy Technology, Inc., (“Enjoy”), a technology-powered service platform reinventing “Commerce at Home,” today reported its financial results for the second quarter and six months ended June 30, 2021. Enjoy’s financial results have been filed on a Form S-4 Amendment with the Securities and Exchange Commission (the “SEC”) by Marquee Raine Acquisition Corp. (NASDAQ: MRAC) (“Marquee Raine” or “MRAC” ) in connection with the previously announced business combination between Enjoy and MRAC. Highlights included:

•	Revenue growth of 65% year-over-year during the second quarter, accelerating from the 47% year-over-year revenue growth rate reported in Q1 2021.

•

Achieved a revenue per mobile store visit exit rate of $77 globally in Q2 2021, exceeding Enjoy’s full-year 2021 projection of $72 per visit. Continuing sequential increases in daily revenue per mobile store provide confidence in Enjoy’s continued growth plan and near-term path to profitability.

•

Commenced strategic partnership expansion with Apple in July 2021 to five additional U.S. markets, more than doubling reach with Apple to cover 51 million total addressable consumers. Enjoy intends to provide further updates as the partnership continues to progress.

•	Launched cross-partner selling of Apple services in August across all U.S. markets, providing a new revenue source as Enjoy accelerates its growth and profitability over the second half of 2021.

•	Enjoy continues to scale rapidly to prepare for strong expected demand in the second half of 2021.

•	Business combination with Marquee Raine expected to be completed in the late third quarter or early fourth quarter of 2021 (“Closing”).

“Our results demonstrate that we are building momentum as we continue to position Enjoy’s unique business model to meet strong demand for ‘Commerce at Home’ among customers and our business partners,” said Ron Johnson, CEO and Founder of Enjoy. “Despite the second quarter being our seasonally weakest quarter each year, we increased total revenue and improved key mobile store profitability metrics compared to the first quarter of 2021, giving us confidence in our path to near-term profitability.”

Mr. Johnson added, “We continue to make important progress on key strategic initiatives, including the expansion of our partnership with Apple, the recent launch of our cross-partner selling initiative across all of our U.S. markets and the expansion of our mobile store counts. We believe these initiatives will continue to drive revenue per mobile store and deliver increasing incremental value to our business partners. Despite the challenges presented by the Delta variant, we were able to go through the door on 49% of global visits in July 2021 and provide an immersive experience to customers. We continue to prioritize the safety of our Experts and customers and are working hard to secure enough Experts to meet the growing demand for Enjoy experiences. Enjoy is delivering solid results in line with our expectations, and we are confident that we are making the right investments in our business to drive even stronger performance in the second half of the year.”

Financial Update for the Second Quarter Ended June 30, 2021

•

Generated global revenue of $20.9 million during the second quarter, an increase of 65% year-over-year, due to growth in demand in existing markets and expansion of a current business partner in North America to additional markets.

•	Added 237 daily mobile stores versus the prior year, building scale in existing markets and supporting Enjoy’s expansion with strategic partners.

•

Daily revenue per mobile store of $390 improved on the $371 recorded in Q1 2021. This represented an increase of $79, or 25%, compared to Q4 2020. Continued quarter-over-quarter improvements in this metric continue to be driven by greater revenue per visit.

•

Q2 2020 mobile store results are not directly comparable to Q2 2021, as one-time supplemental revenue per visit from several of Enjoy’s business partners significantly inflated Q2 2020 daily revenue per mobile store while supporting Enjoy’s partners through a period of substantial retail store closures.

•	In North America, revenue sequentially grew 11% in Q2 2021, and mobile store profit margins sequentially improved seven percentage points to (18)% in Q2 2021, compared to (25)% in Q1 2021.

•

Reported a net loss of $56.0 million and Adjusted EBITDA of $(35.1) million for the second quarter, attributable to increases in technology investments and operating costs to support Enjoy’s increasing mobile store count.

Financial Update for the Six Months Ended June 30, 2021

•	Generated global revenues of $40.2 million for the first six months of 2021, an increase of 56% year-over-year.

•

Daily revenue per mobile store of $380, compared to $373 for the year-ago period. Daily revenue per mobile store in the first six months of 2020 was significantly inflated by one-time supplemental revenue per visit intended to support Enjoy’s partners through a period of substantial retail store closures.

•	Added 204 new mobile stores during the first half of 2021 compared to the year-ago period, for a global total of 584 mobile stores.

•

In North America, first half 2021 revenue increased 63% year-over-year and North American mobile stores generated daily revenue of $417 per mobile store, outpacing previous targets. In Europe, 2021 first half revenue increased nearly 32%.

•	Reported a net loss of $95.4 million and Adjusted EBITDA of $(69.2) million for the first half of 2021.

Recent Business Highlights

•

Commenced strategic partnership expansion with Apple to five additional U.S. markets in July 2021: Greater Atlanta, Greater D.C./Baltimore, Greater Chicago, Greater Miami and Greater New York. Enjoy’s partnership with Apple now covers 51 million total addressable customers across the U.S. Enjoy intends to provide further updates as the partnership continues to progress.

•

Enjoy launched cross-partner selling in all U.S. markets in August 2021, where Enjoy Experts can offer the services and subscriptions of one partner in customer visits sourced by another partner. This initiative presents potentially significant opportunities to drive incremental revenue for Enjoy and its business partners as Enjoy accelerates its growth and profitability over the second half of 2021.

•

Announced the nominations of Denise Young Smith, who previously served as Apple’s chief human resources executive, and Salaam Coleman Smith, a senior media industry executive most recently with The Walt Disney Company, to join the post Closing company’s board of directors. Upon Closing, Enjoy’s board of directors will be diverse and high-qualified, with a range of experience across the retail, technology, entertainment and financial sectors.

•

Appointed Tiffany Meriweather as Chief Legal Officer and Ettienne Brandt as Chief Commercial Officer to further build Enjoy’s legal and compliance function and strengthen global sales and customer experience capabilities.

•

Held Enjoy’s first ever Virtual Analyst Day on June 24, 2021, to provide an in-depth overview of Enjoy’s strategy and mission to analysts and investors. Highlights of Enjoy’s Analyst Day are available at Enjoy.com/investors.

Continued Mr. Johnson, “We continue to make exciting progress toward completing our business combination with Marquee Raine. We appreciate the ongoing support of Marquee Raine and all of our investors, who share our belief that Enjoy has a groundbreaking opportunity to reinvent ‘Commerce at Home’ and pioneer the next disruptive channel in retail. We believe our disruptive platform can do everything a store can do but better, as our full-time Experts deliver deeply personalized experiences in the comfort of customers’ homes. As a public company, we intend to scale our business, expand into new geographies, drive investment in our proprietary technology and bring Enjoy’s trusted, in-home retail experience to even more customers around the world.”

Marquee Raine and Enjoy expect the business combination to be completed in the late third quarter or early fourth quarter of 2021. Upon completion of the business combination, the combined company will operate as Enjoy Technology, Inc. and will be listed on the NASDAQ stock exchange under the new ticker symbol “ENJY.”

Additional investor materials are available at Enjoy’s website at Enjoy.com/investors.

Second Quarter and First Six Months 2021 Consolidated Summary

(Dollars in thousands except Daily Mobile Stores amounts)	Six Months Ended June 30, 2021	Change vs. Six Months Ended June 30, 2020		Three Months Ended June 30, 2021	Change vs. Three Months Ended June 30, 2020
Total Revenue	$40,211	55.7%		$20,865	64.9%
North America	$32,677	62.5%		$17,162	72.9%
Europe	$7,534	31.8%		$3,703	36.0%

Daily Mobile Stores Added (year-over-year)	204	53.7%		237	67.5%
North America	150	53.0%		164	59.9%
Europe	54	55.7%		73	94.8%

Q2 2020 mobile store results are not directly comparable to Q2 2021, as one-time supplemental revenue per visit from several of Enjoy’s business partners significantly inflated Q2 2020 daily revenue per mobile store while supporting Enjoy’s partners through a period of substantial retail store closures.

Daily Revenue Per Mobile Store	$380	1.9%		$390	(1.8)%
North America	$417	6.6%		$431	8.3%
Europe	$275	(14.9)%		$270	(30.8)%

Mobile Store Profit/(Loss)	$(11,376)	(114.0)%		($5,557)	(230.6)%
Mobile Store Margin	(28.3%)	(7.7	) pp	(26.6)%	(13.3	) pp

Net Income/(Loss)	$(95,425)	(88.0)%		$(55,959)	(131.6)%
Adjusted EBITDA	$(69,165)	(45.5)%		$(35,089)	(55.6)%

About Enjoy Technology

Enjoy Technology is a technology-powered platform reinventing “Commerce at Home” to bring the best of the store directly to the customer. Enjoy has formed multi-year commercial relationships with the world’s leading consumer brands to bring the products, services and subscriptions their customers love through the door directly in the comfort and convenience of their homes. Co-founded by Apple retail legend, Ron Johnson, Enjoy has pioneered a new retail experience that can do everything a traditional retail experience offers, but better, through its Mobile Stores. Enjoy currently operates in the United States, Canada and the United Kingdom. Headquartered in Palo Alto, CA, Enjoy is leading the reinvention of “Commerce at Home.” To learn more about Enjoy, please visit: www.enjoy.com/.

About Marquee Raine Acquisition Corp.

Marquee Raine Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the company may pursue an acquisition opportunity in any business industry or sector, it intends to focus on high growth sectors of TMT including, but not limited to, opportunities in interactive entertainment and games, real money gaming, digital media, sports and sports-enabled assets, health and wellness, out-of-home and live entertainment, audio content and podcasting, technology, or other opportunities in adjacent sectors.

Additional Information and Where to Find It

This press release relates to a proposed transaction between Enjoy and MRAC. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. MRAC has filed a registration statement on Form S-4 with the SEC, which includes a document that serves as a prospectus and proxy statement of MRAC, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all MRAC shareholders. The proxy statement/prospectus will contain important information about the proposed transaction and the other matters to be voted upon at an extraordinary general meeting of shareholders. MRAC also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of MRAC are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by MRAC through the website maintained by the SEC at www.sec.gov.

The documents filed by MRAC with the SEC also may be obtained free of charge upon written request to Marquee Raine Acquisition Corp., 65 East 55th Street, 24th Floor, New York, New York 10022.

Participants in Solicitation

MRAC and its directors and executive officers may, under SEC rules, be deemed participants in the solicitation of proxies from MRAC’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination is contained in the proxy statement/prospectus filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Note Regarding Use of Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. This press release contains information, such as Adjusted EBITDA, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for or superior to GAAP results. Enjoy’s management believes that Adjusted EBITDA provides relevant and useful information to management and investors to assess its performance to that of prior periods for trend analyses and for budgeting and planning purposes. Adjusted EBITDA is a supplemental measure of Enjoy’s performance that is neither required by nor presented in accordance with GAAP. This measure is limited in its usefulness and should not be considered a substitute for GAAP metrics such as loss from operations, net loss, or any other performance measures derived in accordance with GAAP and may not be comparable to similar measures used by other companies. Adjusted EBITDA is defined as net income (loss), adjusted for income taxes, interest expense, interest income and other income or expense, unrealized loss on long term convertible debt, depreciation and amortization, stock based compensation and one time transaction related costs. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by Enjoy’s management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, Enjoy’s management presents non-GAAP financial measures in connection with GAAP results.

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Reconciliation of GAAP to non-GAAP financial measures” below.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between Enjoy and MRAC. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “propose,” “forecast,” “expect,” “seek,” “target” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations of Enjoy’s and MRAC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Enjoy and MRAC. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of MRAC’s securities, (ii) the risk that the transaction may not be completed by MRAC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by MRAC, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) by the shareholders of MRAC, the satisfaction of the minimum amount following redemptions by MRAC’s public shareholders and the receipt of certain governmental and regulatory approvals in MRAC’s trust account, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the PIPE Investment, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on Enjoy’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Enjoy, (ix) the outcome of any legal proceedings that may be instituted against Enjoy or against MRAC related to the Merger Agreement or the proposed business combination, (x) the ability to maintain the listing of MRAC’s securities on a national securities exchange, (xi) changes in the competitive and regulated industries in which Enjoy operates, variations in operating performance across competitors, changes in laws and regulations affecting Enjoy’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive retail e-commerce industry, (xiv) the potential benefits of the proposed business combination (including with respect to shareholder value), (xv) the effects of competition on Enjoy’s future business, (xvi) risks related to political and macroeconomic uncertainty, (xvii) the amount of redemption requests made by MRAC’s public shareholders, (xviii) the ability of MRAC or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future and (xix) the impact of the COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in MRAC’s proxy statement/prospectus filed on May 14, 2021, as amended, MRAC’s final prospectus filed on December 16, 2020 and the Annual Report on Form 10-K, as amended, for the year ended December 31, 2020, in each case, under the heading “Risk Factors,” and other documents of MRAC’s filed, or to be filed, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Enjoy and MRAC assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Enjoy nor MRAC gives any assurance that either Enjoy or MRAC, or the combined company, will achieve its expectations.

Contacts:

Media

Abernathy MacGregor

Tom Johnson and Dan Scorpio

tbj@abmac.com / dps@abmac.com

917-747-6990 / 646-899-8118

Investors

Abernathy MacGregor

Sheila Ennis or Sarah Knakmuhs

sbe@abmac.com / sfk@abmac.com

510-604-8027 / 202-913-4802

For Marquee Raine Acquisition Corp.:

Culloton + Bauer Luce and ASC Advisors

Dennis Culloton and Mary Beth Grover

dc@cullotonbauerluce.com / mbgrover@ascadvisors.com

312-228-4780 / 203-992-1230

Enjoy Technology, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Six months ended June 30,
	2021	2020
Revenue	$40,211	$25,825
Operating expenses:
Cost of revenue	51,587	31,141
Operations and technology	36,337	27,538
General and administrative	25,755	16,910

Total operating expenses	113,679	75,589

Loss from operations	(73,468)	(49,764)
Unrealized loss on long-term convertible loan	(19,226)	—
Interest expense	(2,817)	(643)
Interest income	4	238
Other income (expense), net	294	(573)

Loss before provision for income taxes	(95,213)	(50,742)
Provision for income taxes	212	14

Net loss	$(95,425)	$(50,756)

Other comprehensive loss, net of tax
Cumulative translation adjustment	(104)	(315)

Total comprehensive loss	$(95,529)	$(51,071)

Net loss per share, basic and diluted	$(1.50)	$(0.82)

Weighted average shares used in computing net loss per share, basic and diluted	63,616,729	61,646,777

Enjoy Technology, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$58,656	$58,452
Restricted cash	5,494	5,494
Accounts receivable, net	3,551	4,544
Prepaid expenses and other current assets	3,070	2,774

Total current assets	70,771	71,264

Property and equipment, net	14,342	14,074
Intangible assets, net	917	967
Other assets	12,610	4,905

Total assets	$98,640	$91,210

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,846	$3,222
Accrued expenses and other current liabilities	20,982	17,897
Short-term debt	4,436	2,105
Short-term convertible loans, at fair value (related party carrying value of $0.2 million)	75,845	-

Total current liabilities	106,109	23,224

Long-term debt, net of discount	39,887	41,578
Long-term convertible loans, at fair value (related party carrying value of $20.0 million)	53,156	86,357
Redeemable convertible preferred stock warrant liability	575	806

Total liabilities	199,727	151,965

COMMITMENTS AND CONTINGENCIES (Note 16)
REDEEMABLE CONVERTIBLE PREFERRED STOCK
Redeemable convertible preferred stock, $0.00001 par value, 153,809,943 and 149,856,749 shares authorized, 153,473,639 and 149,520,445 shares issued and outstanding at June 30, 2021 and December 31, 2020 , respectively; and aggregate liquidation preference of $377.1 million and $362.1 million as of June 30, 2021 and December 31, 2020, respectively	368,692	353,692
STOCKHOLDERS’ DEFICIT
Common stock, $.00001 par value, 253,953,194, and 250,000,000 shares authorized; 65,230,349 and 62,156,512 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	46,798	6,601
Accumulated other comprehensive income	780	884
Accumulated deficit	(517,358)	(421,933)
Total stockholders’ deficit	(469,779)	(414,447)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$98,640	$91,210

Enjoy Technology, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(95,425)	$(50,756)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,882	1,341
Stock-based compensation	1,910	874
Net amortization of premium on short-term investments	—	34
Accretion of debt discount	639	180
Revaluation of warrants	(231)	314
Foreign currency transaction loss	103	47
Unrealized loss on long-term convertible loan	19,226	—
Changes in operating assets and liabilities:
Accounts receivable	1,101	7,191
Prepaid expenses and other current assets	(283)	(3)
Other assets	(1,241)	(352)
Accounts payable	413	(57)
Accrued expenses and other current liabilities	62	1,000

Net cash used in operating activities	(71,844)	(40,187)

Cash flows from investing activities:
Purchases of property and equipment	(1,389)	(2,993)
Purchases of short-term investments	—	(3,226)
Maturities of short-term investments	—	7,488

Net cash (used in) provided by investing activities	(1,389)	1,269

Cash flows from financing activities:
Proceeds from convertible loan	60,200	—
Proceeds from issuance of redeemable convertible preferred stock	15,000	—
Proceeds from exercises of stock options	1,505	173
Proceeds from PPP loan	—	10,000
Payment of TPC loan	—	(1,569)
Payment of deferred transaction costs related to merger	(2,947)	—

Net cash provided by financing activities	73,758	8,604

Effect of exchange rate on cash, cash equivalents and restricted cash	(320)	108

Net increase (decrease) in cash, cash equivalents and restricted cash	205	(30,206)
Cash, cash equivalents and restricted cash, beginning of period	63,946	66,014

Cash, cash equivalents and restricted cash, end of period	$64,151	$35,808

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$2,153	$622
Supplemental disclosure of non-cash investing and financing activity:
Non-cash interest	$664	$21
Fixed assets included in accounts payable	$483	$—
Deferred transaction costs included in accounts payable	$580	$—
Deferred transaction costs included in accrued expenses	$2,913	$—
Gain on extinguishment of convertible loan	$36,782	$—

Enjoy Technology, Inc.

Reconciliation of GAAP To Non-GAAP Financial Measures

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Net loss	$(95,425)	$(50,756)
Add back:
Interest expense	2,817	643
Other (income) expense	(294)	573
Provision for income taxes	212	14
Depreciation and amortization	1,882	1,341
Stock-based compensation	1,910	874
Unrealized loss on long-term convertible loan	19,226	—
Transaction-related costs (1)	511	—
Deduct:
Interest income	(4)	(238)

Adjusted EBITDA	$(69,165)	$(47,549)

(1)	Includes costs associated with the pending Business Combination.